IntraLinks Announces First Quarter 2011 Results

First Quarter Revenue Grows by 31% Year-over-year

NEW YORK, NY – May 11, 2011 – IntraLinks Holdings, Inc. (NYSE: IL), a leading provider of critical information exchange solutions, today announced results for its first quarter of 2011.

Financial highlights for the first quarter include:

▪	Total revenue of $52.4 million, up 31% year-over-year
▪	Enterprise revenue of $24.0 million, up 33% year-over-year
▪	M&A revenue of $20.4 million, up 44% year-over-year
▪	GAAP net income of $0.3 million or $0.01 per share, compared to a net loss of ($5.5) million or ($2.66) per share for the same quarter last year
▪	Non-GAAP adjusted net income of $5.5 million or $0.10 per share, compared to non-GAAP adjusted net income of $0.6 million or $0.01 per share for the same quarter last year
▪	Non-GAAP adjusted EBITDA of $15.8 million, an increase of 33%, compared to $11.8 million for the same quarter last year
▪	Cash flow from operations of $5.5 million, compared to a negative ($5.4) million for the same quarter last year

“The company’s first quarter results were consistent with our expectations, driven by our leadership position in each of our three principal markets – Enterprise, M&A and DCM,” said Andrew Damico, IntraLinks’ President and CEO. “We remain confident about IntraLinks’ outlook. We continue to see strong market demand, have strengthened our sales leadership and will continue to expand our sales teams.”

“As we look ahead to the remainder of 2011, we expect to see a combination of growth, profitability and cash flow that is a standout in the Software-as-a-Service sector,” said Anthony Plesner, IntraLinks’ CFO. “We will also continue to invest in products and people to grow our leadership position and capitalize on our multi-billion dollar market opportunity that remains highly underpenetrated.”

First Quarter 2011

Total revenue was $52.4 million, an increase of 31%, compared to $39.9 million for the corresponding quarter last year.
•	Enterprise revenue was $24.0 million, up 33% year-over-year compared to $18.0 million last year
•	M&A revenue was $20.4 million, up 44% year-over-year compared to $14.2 million last year

GAAP gross margin was 74.0%, an increase of 270 basis points compared to 71.3% for the corresponding quarter last year.

Non-GAAP gross margin was 80.5%, an increase of 90 basis points compared to 79.6% for the corresponding quarter last year.

GAAP operating income was $1.7 million, compared to an operating loss of ($0.4) million for the corresponding quarter last year. GAAP operating income in the first quarter of 2011 included one-time costs of $0.1 million related to the follow-on public stock offering.

Non-GAAP adjusted operating income was $10.8 million, up 27% year-over-year compared to $8.5 million for the corresponding quarter last year. Non-GAAP adjusted operating income was adjusted for the one-time costs of $0.1 million described in the previous paragraph.

GAAP net income was $0.3 million, compared to a GAAP net loss of ($5.5) million for the corresponding quarter last year. GAAP net income for the first quarter of 2011 included one-time costs of $0.1 million associated with the follow-on public stock offering. Basic and diluted GAAP net income per share for the first quarter was $0.01 on the basis of 53.7 million shares outstanding. In the prior year comparable period, GAAP net loss per share was ($2.66) on the basis of 2.1 million shares outstanding.

The company generated non-GAAP adjusted net income of $5.5 million, compared to non-GAAP adjusted net income of $0.6 million for the corresponding quarter last year. Non-GAAP adjusted net income in the first quarter of 2011 was adjusted to exclude one-time costs of $0.1 million described in the previous paragraph. Non-GAAP adjusted net income per share was $0.10 on the basis of 53.7 million shares outstanding. In the corresponding quarter for the prior year, non-GAAP net income per share was $0.01 on the basis of 52.0 million shares outstanding. Shares outstanding for the prior period are on a pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of the period.

Non-GAAP adjusted EBITDA was $15.8 million, up 33% year-over-year compared to non-GAAP adjusted EBITDA of $11.8 million for the corresponding quarter last year.  Non-GAAP adjusted EBITDA margin was 30.1% for the first quarter of 2011, up from a 29.6% adjusted EBITDA margin for the corresponding quarter last year.

Cash flow from operations was $5.5 million, compared to negative ($5.4) million in the corresponding quarter last year.

Business Outlook:

Based on information available as of May 11, 2011, IntraLinks is providing guidance for the second quarter 2011 and full year 2011 as follows:

Second Quarter 2011

Revenue: $51 million to $53 million
GAAP operating income: $0.5 million to $2.5 million
Non-GAAP operating income: $10 million to $11.5 million
Non-GAAP adjusted EBITDA: $15 million to $16.5 million
GAAP net (loss) income per share: ($0.01) to $0.01
Non-GAAP net income per share: $0.09 to $0.11

Full Year 2011

Revenue: $215 million to $225 million
GAAP operating income: $17 million to $19 million
Non-GAAP operating income: $52 million to $58 million
Non-GAAP adjusted EBITDA: $73 million to $78 million
GAAP net income per share: $0.06 to $0.08
Non-GAAP net income per share: $0.50 to $0.57

Quarterly Conference Call

IntraLinks will host a conference call today at 8:30 a.m. Eastern Time (ET) to discuss the company’s first quarter 2011 financial results and its business outlook for the second quarter and full year 2011, which may include guidance supplemental to the above. To access this call, dial 800-967-7184 (domestic) or 719-325-2306 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the IntraLinks website at www.intralinks.com/ir.  In conjunction with this call, there will also be accompanying slides with supplemental information available at the same website location.

Following the conference call, a replay will be available until May 18, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 6356557. An archived webcast of this conference call will also be available on the investor relations section on the IntraLinks website at www.intralinks.com/ir.

About IntraLinks

IntraLinks (NYSE: IL) is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1 million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. Professionals at more than 800 of the Fortune 1000 companies have used IntraLinks’ solutions. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

Non-GAAP Financial Measures

The Press Release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”), including non-GAAP gross profit and margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share and non-GAAP adjusted EBITDA and margin. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

▪	Non-GAAP gross profit represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense and (2) amortization of intangible assets.
▪
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets and (3) one-time costs related to initial public and follow-on offerings.

▪
Non-GAAP adjusted net income and non-GAAP adjusted net income per share represent the corresponding GAAP measures adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets, and (3) one-time costs related to our initial public and follow on offerings.  Non-GAAP adjusted net income and non-GAAP adjusted net income per share are calculated using an estimated long-term effective tax rate.

▪	Non-GAAP per share measures are shown on a pro-forma basis, assuming the conversion of preferred shares and public offerings occurred at the beginning of the period.
▪
Non-GAAP adjusted EBITDA represents net income (loss) adjusted to exclude (1) interest expense, net of interest income, (2) income tax provision (benefit), (3) depreciation and amortization, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) amortization of debt issuance costs, and (8) one-time costs related to our initial public and follow on offerings.

▪	The various non-GAAP margins represent the respective non-GAAP measures as a percentage of revenue.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. Additionally, management believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-to-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, interest expense and fair value adjustments to the interest rate swap. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization costs related to intangible assets. However, non-GAAP gross profit and margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share and non-GAAP adjusted EBITDA and margin are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered as alternatives to gross profit and margin, operating income (loss) and margin, net income (loss) or net income (loss) per share as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the Press Release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy including tax regulations. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our Registration Statement on Form S-1 as amended (File No. 333-173107), which was declared effective by the SEC on April 6, 2011.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

IntraLinks and the IntraLinks logo are registered trademarks of IntraLinks Holdings, Inc. All rights reserved.

Investor Contact:
David Roy
IntraLinks
212-342-7690
droy@intralinks.com

Media Relations Contact:
Radley Moss
IntraLinks
212-543-7717
rmoss@intralinks.com

IntraLinks | 150 East 42nd Street | New York, NY 10017 | + 1 212 342 7684 | Fax +1 212 208 2600

IntraLinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and per Share Data)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$51,139	$50,467
Accounts receivable, net of allowances of $2,205 and $2,418, respectively	35,273	37,137
Deferred taxes	18,868	18,264
Prepaid expenses	5,950	5,916
Other current assets	3,563	2,457
Total current assets	114,793	114,241
Fixed assets, net	8,227	8,075
Capitalized software, net	26,048	25,676
Goodwill	215,478	215,478
Other intangibles, net	153,706	160,863
Other assets	1,469	2,022
Total assets	$519,721	$526,355

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,008	$4,191
Accrued expenses and other current liabilities	16,208	22,444
Deferred revenue	36,300	38,043
Total current liabilities	55,516	64,678
Long term debt	125,548	125,886
Deferred taxes	46,103	46,103
Other long term liabilities	1,466	2,244
Total liabilities	228,633	238,911
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares
issued and outstanding as of March 31, 2011 and December 31, 2010	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 52,546,865 and 52,387,374
shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	53	52
Additional paid-in capital	369,192	365,962
Accumulated deficit	(78,523)	(78,813)
Accumulated other comprehensive income	366	243
Total stockholders' equity	291,088	287,444
Total liabilities and stockholders' equity	$519,721	$526,355

IntraLinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenue	$52,407	$39,931
Cost of revenue	13,616	11,476
Gross profit	38,791	28,455
Operating expenses:
Product development	6,068	4,283
Sales and marketing	21,243	19,020
General and administrative	9,826	5,510
Total operating expenses	37,137	28,813
Income (loss) from operations	1,654	(358)
Interest expense, net	2,993	7,028
Amortization of debt issuance costs	367	457
Other (income) expense	(1,375)	73
Net loss before income tax	(331)	(7,916)
Income tax benefit	(620)	(2,438)
Net income (loss)	$289	$(5,478)

Net income (loss) per common share:
Basic	$0.01	$(2.66)
Diluted	$0.01	$(2.66)

Weighted average number of shares used in
calculating net income (loss) per common share:
Basic	51,949,171	2,055,891
Diluted	53,711,457	2,055,891

IntraLinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net income (loss)	$289	$(5,478)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,949	3,345
Stock-based compensation expense	1,972	753
Amortization of intangible assets	7,157	7,218
Amortization of debt discount	-	39
Amortization of debt issuance cost	367	457
Provision for bad debts and customer credits	22	125
Loss on disposal of fixed assets	225	48
Change in deferred taxes	(604)	(2,685)
Gain on interest rate swap	(974)	(139)

Changes in operating assets and liabilities:
Accounts receivable	1,864	(4,123)
Prepaid expenses and other current assets	(1,165)	(556)
Other assets	402	21
Accounts payable	(1,192)	(2,102)
Accrued expenses and other liabilities	(6,017)	(5,594)
Deferred revenue	(1,754)	3,282
Net cash provided by (used in) operating activities	5,541	(5,389)

Cash flows from investing activities:
Capital expenditures	(1,846)	(917)
Capitalized software development costs	(3,838)	(4,137)
Purchase of bank time deposits with maturities greater than three months	-	(4,320)
Sale of investments and maturity of bank time deposits greater than three months	-	550
Net cash used in investing activities	(5,684)	(8,824)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,298	115
Offering costs paid in connection with initial public offering and follow-on offerings	(168)	-
Capital lease payments	-	(17)
Repayments of outstanding principal on long-term debt	(338)	(1,517)
Net cash provided by (used in) financing activities	792	(1,419)
Effect of foreign exchange rate changes on cash and cash equivalents	23	48
Net increase (decrease) in cash and cash equivalents	672	(15,584)
Cash and cash equivalents at beginning of period	50,467	30,481
Cash and cash equivalents at end of period	$51,139	$14,897

IntraLinks Holdings, Inc
Reconciliation of Non-GAAP to GAAP Financial Measures
 (In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Non-GAAP gross margin
Gross profit	$38,791	$28,455
Gross margin	74.0%	71.3%
Cost of revenue - stock based compensation expense	71	13
Cost of revenue - amortization of intangible assets	3,309	3,309
Non-GAAP Gross profit	$42,171	$31,777
Non-GAAP Gross margin	80.5%	79.6%

Non-GAAP operating income
Income (loss) from operations	$1,654	$(358)
Stock-based compensation expense	1,972	753
Amortization of intangible assets	7,157	7,218
Costs related to public stock offerings	54	871
Non-GAAP adjusted Operating income	$10,837	$8,484

Non-GAAP net income
Net loss before income tax	$(331)	$(7,916)
Stock-based compensation expense	1,972	753
Amortization of intangible assets	7,157	7,218
Costs related to public stock offerings	54	871
Non-GAAP adjusted Net income before income tax	8,852	926
Non-GAAP Income tax provision	3,311	361
Non-GAAP adjusted Net income	$5,541	$565

Non-GAAP adjusted EBITDA
Net income (loss)	$289	$(5,478)
Interest expense, net	2,993	7,028
Income tax benefit	(620)	(2,438)
Depreciation and amortization	4,949	3,345
Amortization of intangible assets	7,157	7,218
Stock-based compensation	1,972	753
Amortization of debt issuance costs	367	457
Other (income) expense	(1,375)	73
Costs related to public stock offerings	54	871
Non-GAAP adjusted EBITDA	$15,786	$11,829
Non-GAAP adjusted EBITDA margin	30.1%	29.6%

IntraLinks Holdings, Inc.
Reconciliation of Non-GAAP to GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending	Year Ending
	June 30,	December 31,
	2011	2011
Non-GAAP gross margin
Gross profit	$37,210	$163,640
Gross margin	71.6%	74.4%
Cost of revenue- stock-based compensation expense	821	3,123
Cost of revenue- amortization of intangible assets	3,309	13,237
Non-GAAP gross profit	$41,340	$180,000
Non-GAAP gross margin	79.5%	81.8%

Non-GAAP operating income
Income from operations	$1,320	$17,705
Stock-based compensation expense	2,273	8,665
Amortization of intangible assets	7,157	28,630
Non-GAAP operating income	$10,750	$55,000
Non-GAAP operating margin	20.7%	25.0%
Income from operations as a percentage of total revenue	2.5%	8.0%

Non-GAAP net income
Net (loss) income before income tax	$(984)	$9,113
Stock-based compensation expense	2,273	8,665
Amortization of intangible assets	7,157	28,630
Non-GAAP net income before income tax	8,446	46,408
Non-GAAP income tax provision	3,150	17,310
Non-GAAP net income	$5,296	$29,098

Non-GAAP adjusted EBITDA
Net (loss) income	$(251)	$3,676
Interest expense, net	2,584	10,607
Income tax (benefit) provision	(733)	5,437
Depreciation and amortization	5,135	20,764
Amortization of intangible assets	7,157	28,630
Stock-based compensation expense	2,273	8,665
Amortization of debt issuance costs	335	1,292
Other income	(750)	(3,625)
Costs related to public offerings	-	54
Non-GAAP adjusted EBITDA	$15,750	$75,500
Non-GAAP adjusted EBITDA margin	30.3%	34.3%

Note:  All forward-looking figures presented in this table are stated at the mid-point of the estimated range